Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-57314 pertaining to the Consulting Agreement dated March 15, 2001 of EntrePort Corporation, of our report dated February 14, 2001, with respect to the financial statements EntrePort Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2001.




                                                    /S/ ERNST & YOUNG LLP

San Diego, California
March 26, 2001